SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2010

RESOURCE EXCHANGE OF AMERICA CORP.
 (Exact name of registrant as specified in its charter)

Florida	333-157565	26-4065800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
27 Fletcher Ave. Sarasota, FL 34237
(Address of principal executive offices)
941-312-0330
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 201
San Diego, CA 92103
phone: 619.399.3090
fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2010, Resource Exchange of America Corp, a Florida corporation, (the "Company") entered into a Line of Credit Note (the "Note") with SKI, Inc., an entity controlled by Dana J. Pekas, the majority stockholder of the Company. Under the terms of the Note, the Company may borrow, from time to time, up to the maximum principal amount of the Note, which is $150,000, for general working capital. The minimum advance under the Note is $25,000 and the interest rate of the Note is 8%. The Note contains customary events of default, including, among others, non-payment of principal and interest and in the event the Company is involved in certain insolvency proceedings. In the event of a default, all of the obligations of the Company under the Note may be declared immediately due and payable. The Note is unsecured and all borrowings plus interest are due on demand.

The above description of the Note is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, a copy of the Note is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDERAN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Line of Credit Note dated March 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE EXCHANGE OF AMERICA CORP.
Date: March 19, 2010	By:	/s/ Dana J. Pekas
Dana J. Pekas
Chief Executive Officer & President